Exhibit 99.1

Sonic Foundry Announces Executive Appointments and New Initiatives to Advance

Corporate Development and Shareholder Value

MADISON, Wis. – April 4, 2011 – Sonic Foundry, Inc. (NASDAQ: SOFO), the recognized market leader for rich media webcasting, lecture capture and knowledge management, announced today a series of executive officer and director changes intended to advance corporate development and increase shareholder value. The directed strategy includes pursuing new market opportunities involving industry partnerships, opportunities for merger and acquisition, and building a larger sales and operations base to position the company for further growth.

Following recent recommendations regarding best practices in corporate governance, the Board of Directors has approved a motion to separate the duties of Chief Executive Officer and Executive Chairman of the Board. Rimas Buinevicius has accepted the role of Executive Chairman of the Board and Chief Strategy Officer. Buinevicius, who successfully transformed and grew the company into a profitable enterprise, will focus on new corporate opportunities, expanding markets and building shareholder value. His duties will involve developing strategy, partnerships and exploring merger and acquisition opportunities. In addition, he will remain responsible for oversight of public regulatory filings and investor communications, as well as leading the Board of Directors.

Gary Weis has accepted the position of Chief Executive Officer. Weis, a Director of Sonic Foundry since 2004, has a strong background in sales and support of enterprise customers within the internet networking and communications industry. He led sales and operating units at IBM, AT&T and Concert. At AT&T, he held the position of Senior Vice President of Global Services, responsible for one of the world’s largest data and IP networks. While at AT&T, he was also CEO of Concert, a joint venture of AT&T and British Telecom. At IBM, he was General Manager of IBM Global Services, Network Services.

“As our market has matured, we have now entered a new phase of growth occurring through partnering and M&A consolidation opportunities,” said Rimas Buinevicius, Executive Chairman of the Board and Chief Strategy Officer. “As a result, the Board of Directors has decided on a new organizational structure that allows us to more effectively allocate our resources and expertise. The appointment of Gary Weis as CEO provides Sonic Foundry with a seasoned industry executive who will be able to take over the day to day operations with an expectation of leading the company towards a new performance level for its customers while allowing me to fully concentrate on the broad range of strategic opportunities that exist.”

After twenty years of service to the company, founder and CTO Monty Schmidt has expressed a desire to transition from the company to pursue other areas of interest. As a result, Schmidt will relinquish his title of CTO and Director. However, he will remain a consultant to the company and will continue providing assistance and guidance on the product road map as well as other technology related duties.

“I want to sincerely thank Monty for his long service to the company and the many contributions he has made to help Sonic Foundry and the industry grow and flourish”, said Buinevicius. “After more than 20 years of service, he has earned the right to pursue other areas of interest that allow him to extend his creative energies. We wish him well on his new endeavors and look forward to his continued contributions to Sonic Foundry’s success.”

About Sonic Foundry®, Inc.

Sonic Foundry (NASDAQ: SOFO, www.sonicfoundry.com) is the global leader for rich media webcasting and knowledge management, providing enterprise communication solutions for education, business and government. Powered by Mediasite, the patented webcasting platform which automates the capture, management, delivery and search of lectures, online training and briefings, Sonic Foundry empowers people to transform the way they communicate. Through the Mediasite platform and its Event Services group, the company helps customers connect a dynamic, evolving world of shared knowledge and envisions a future where learners and workers around the globe use webcasting to bridge time and distance, accelerate research and improve performance. Product and service names mentioned herein are the trademarks of Sonic Foundry, Inc. or their respective owners.

Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for Sonic Foundry’s products, its ability to succeed in capturing significant revenues from media services and/or systems, the effect of new competitors in its market, integration of acquired business and other risk factors identified from time to time in its filings with the Securities and Exchange Commission.

Press Contact:

Tammy Kramer

608.237.8592

tammyk@sonicfoundry.com